UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 13, 2021

AUGUSTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54653	41-2252162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 555 – 999 Canada Place, Vancouver, BC, Canada	V6C 3E1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 687-1717

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2021, Ms. Maryse Belanger resigned as Chief Executive Officer, President and a director of Augusta Gold Corp. (the “Company”) for personal reasons. Ms. Belanger’s resignation as a director of the Company was not as a result of any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practice.

On April 13, 2021, the Company appointed Mr. Donald Taylor, a director of the Company, as President and Chief Executive Officer of the Company.

Mr. Taylor, currently Chief Executive Officer of Titan Mining Corporation has 30 years of mineral exploration experience with precious and base metals on five continents, taking projects from exploration to mine development. He is the recipient of the Prospectors and Developers Association of Canada's 2018 Thayer Lindsley Award for the 2014 discovery of the Taylor lead-zinc-silver deposit in Arizona. Mr. Taylor has worked extensively for large and small cap companies, including Arizona Mining, BHP Minerals, Bear Creek Mining, American Copper and Nickel, Doe Run Resources and Westmont Mining Company. He is a Licensed Professional Geologist in several eastern and western states and a qualified person as defined by National Instrument 43-101. Mr. Taylor has a Bachelor of Science degree in Geology from Southeast Missouri State University and a Master of Science degree from the University of Missouri at Rolla.

Mr. Taylor does not have a family relationship with any other member of the Board or any executive officer of the Company. There is no arrangement or understanding between any of the Company’s officers and directors and Mr. Taylor pursuant to which he was selected to serve as President and Chief Executive Officer. Except for Mr. Taylor purchasing 1,000,000 units of the Company at a price of C$0.20 per unit in the Company’s October 26, 2020 private placement, as previously disclosed in the Company Form 8-K filed with the Commission on October 29, 2020 offering of 110 million units for aggregate proceeds of C$22 million, Mr. Taylor has not been a participant or had any interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

The Company has not yet determined compensation for Mr. Taylor as President and Chief Executive Officer.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUGUSTA GOLD CORP.

Date: April 19, 2021	By:	/s/ Tom Ladner
	Name:	Tom Ladner
	Title:	VP Legal